UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street

Hamilton HM 10, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 294-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, the Board of Directors (the “Board”) of Genpact Limited, a Bermuda company (the “Company”), appointed Brian Stevens to the Board effective immediately.  The Board has not yet determined on which Board committees, if any, Mr. Stevens will serve.

Mr. Stevens, age 56, is the executive chairman of Neural Magic, a startup founded by a team of professors, research scientists, and former graduate students from the Massachusetts Institute of Technology.  Previously, Mr. Stevens was at Google Cloud from 2014 to 2019, most recently as vice president and chief technology officer. Prior to that, he worked at Red Hat, Inc. from 2001 to 2014, most recently as executive vice president of worldwide engineering and chief technology officer.  Mr. Stevens also currently serves as a director of Nutanix, Inc., a cloud computing company, and as an advisor to ClimaCell, a micro weather forecasting company, and CapitalG, a private growth equity investment fund that is part of Alphabet Inc.

In accordance with the Company’s compensation program for non-employee directors, Mr. Stevens will receive an annual base retainer of $70,000.  He will also receive an annual grant of restricted share units with a value of $175,000 based on the closing share price of a Company common share on the grant date. Mr. Stevens has also entered into the Company’s standard form of indemnification agreement for directors of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2020, the Company held its 2020 annual general meeting of shareholders (the “Annual Meeting”) in a virtual format.  At the Annual Meeting, Company shareholders voted on three proposals.  The full results of the votes are set forth below. Each proposal is described in detail in the Company’s previously filed Proxy Statement related to the Annual Meeting.

Proposal 1

Company shareholders elected each of the nominees to the Company’s Board as set forth below:

Director	Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
N.V. Tyagarajan	171,051,701	16,919	26,658	5,748,098
James Madden	167,520,388	3,545,070	29,820	5,748,098
Ajay Agrawal	170,128,843	937,181	29,254	5,748,098
Stacey Cartwright	171,060,180	18,074	17,024	5,748,098
Laura Conigliaro	171,062,438	17,269	15,571	5,748,098
Carol Lindstrom	168,904,827	2,167,446	23,005	5,748,098
CeCelia Morken	169,320,724	1,759,054	15,500	5,748,098
Mark Nunnelly	165,833,313	5,230,383	31,582	5,748,098
Mark Verdi	171,045,926	19,791	29,561	5,748,098

Proposal 2

Company shareholders voted to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth below:

Votes cast in favor	143,199,195
Votes cast against	27,528,163
Votes abstaining	367,920
Broker non-votes	5,748,098

Proposal 3

Company shareholders approved the appointment of KPMG as the Company’s independent registered public accounting firm for the 2020 fiscal year as set forth below:

Votes cast in favor	175,411,331
Votes cast against	1,405,868
Votes abstaining	26,177

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: May 27, 2020	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, General Counsel and Secretary